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                                                           EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT


      We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 21 to Registration Statement No. 33-34502 on Form N-1A of our reports dated December 12, 2003 on the financial statements and financial highlights of MFS(R) Global Total Return Fund, MFS(R) Global Equity Fund and MFS(R) Utilities Fund, each a series of MFS Series Trust VI, included in each fund's 2003 Annual Report to Shareholders.

ERNST & YOUNG LLP
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Ernst & Young LLP


Boston, Massachusetts
February 23, 2004